UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 11, 2011

INCOMING, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-152012
(State or other jurisdiction of incorporation)	(Commission File No.)

244 5th Avenue, Ste V235
New York, NY 10001
 (Address of principal executive offices and Zip Code)

(917) 210-1074
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Oficers

Effective on February 11, 2011, the Board of Directors of Incoming, Inc., a Nevada corporation (the “Company”) accepted the resignation of Carl Cornelius as Director of the Company. Mr. Cornelius’ resignation was not the result of any disagreements with the Company regarding its operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011	INCOMING, INC.

	By:	/s/ R. Samuel Bell
	Name:	R. Samuel Bell
	Title:	Chief Executive Officer